SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2001

Electrosource, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16323 (Commission File Number)	74-2466304 (IRS Employer Identification No.)
2809 IH 35 South San Marcos, Texas (Address of principal executive offices)	78666 (Zip Code)

Registrant's telephone number, including area code: (512) 753-6500

Page 1 of 2 Pages

Item 5. Other Events

Electrosource announced that the Company's common stock and warrants are no longer listed on the Nasdaq National Market, effective with the opening of the market on June 12, 2001. The Company will appeal the decision by Nasdaq to delist the Company's stock with the Nasdaq Appeals & Review Board on or before June 26, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.

By: /s/ Donald C. Perriello
Donald C. Perriello
Chief Accounting Officer
Assistant Corporate Secretary

Date: June 13, 2001